                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the following registration statements of our report dated January 29, 2002, with respect to the consolidated financial statements of USA Networks, Inc. and our reports dated January 29, 2002 with respect to the consolidated financial statements of Home Shopping Network, Inc. and Subsidiaries and USANi LLC and Subsidiaries included in the Current Report on Form 8-K dated February 28, 2002 for the year ended December 31, 2001, filed with the Securities Exchange Commission.


                                            /s/ Ernst & Young LLP


                               Commission File No.

                             Form S-8, No. 333-03717
                             Form S-8, No. 333-18763
                             Form S-8, No. 333-34146
                             Form S-8, No. 333-37284
                             Form S-8, No. 333-37286
                             Form S-8, No. 333-48863
                             Form S-8, No. 333-48869
                             Form S-8, No. 333-57667
                             Form S-8, No. 333-57669
                             Form S-8, No. 333-65335
                             Form S-8, No. 033-53909
                             Form S-3, No. 333-81576
                             Form S-3, No. 333-68388
                             Form S-4, No. 333-68120






New York, New York
February 28, 2002